Exhibit 10.54

MODIFICATION OF LEASE

Amendment to lease that adds Suite 151B

1.

Lease Amendment Agreement

This lease amendment agreement is made on September 1, 2005, by KNK Properties, LLC, whose address is 5258 South Eastern Avenue, in Las Vegas, Clark County, Nevada (referred to in this instrument as “lessor”), and Streamray Inc., whose address is 5258 South Eastern Avenue, Suite #100, in Las Vegas, Clark County, Nevada (referred to in this instrument as “lessee”).

2.

Recitals

Pursuant to the lease dated April 21, 2005 (“lease”), lessee let from lessor approximately 4,887 square feet of net rentable area in the building commonly known as Eastern Professional Plaza located at 5258 South Eastern Avenue, Suite #100, and Suite # 151, Las Vegas, Clark County, Nevada (the “premises”), and more specifically described in the lease, for a term which expires on April 30, 2007 (the “lease termination date”).

Lessor and lessee desire to add Suite 151B to the lease beginning September 1, 2005.

Therefore, in consideration of the mutual promises contained in this lease amendment agreement, the parties agree as follows:

3.

Section One - Construction

This lease amendment and extension agreement shall be construed in conjunction with the lease and, except as amended by this instrument, all of the terms, covenants, and conditions of the lease shall remain in full force and effect and are ratified and confirmed by this instrument.

4.

Section Two – Defined Terms

All terms used in this lease amendment and extension agreement shall have the meanings ascribed to them in the lease unless otherwise defined in this instrument.

5.

Section Three – Lease Term

The term of the letting of the premises shall be as indicated in the original lease dated April 21, 2005.

6.

Section Four – Base Rent

Beginning on September 1, 2005, lessee shall pay base rent in the amount of $8,976.00, payable in advance on the first day of each month in the manner provided in the lease.

7.

Section Five – Additional Rent

Lessee shall make payments with respect to real estate taxes, operating expenses, and other additional rent, if any, in the manner provided in the lease.

8.

Security Deposit

Security Deposit from lease dated April 21, 2005 will continue to be held and increased by $912.45 to be equal to one month’s rent.

In witness, lessor and lessee duly executed this lease amendment and extension agreement, as of the day and year written above.

LESSOR:

KNK Properties, LLC

A Nevada Limited Liability Company

5258 S. Eastern Avenue, Suite 252

Las Vegas, Nevada 89119

By:

/s/ Fred Keierman

Fred Keiserman

Its:

Principal

Executed in Las Vegas, Nevada

on

at 5258 South Eastern Avenue, Suite #252

Las Vegas, Nevada 89119

LESSEE: Streamray, Inc. 5258 S. Eastern Avenue, Suite #100 Las Vegas, Nevada 89119-2328 By: /s/ Lars Mapstead Lars Mapstead Its: Individual/Principal Executed in Las Vegas, Nevada on at

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